Exhibit 10.9

TERADYNE, INC. 2006 EQUITY AND CASH COMPENSATION INCENTIVE PLAN

NOTICE OF PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT AND TERMS FOR U.S. RECIPIENTS

Name:

Employee ID:

In granting restricted stock units, Teradyne, Inc. (“Teradyne”) seeks to provide employees of Teradyne and its subsidiaries with incentive to help drive Teradyne’s future success and to share in the economic benefits of that success. We all look forward to your contributions to that effort.

In recognition of your contributions to Teradyne, you have been granted an award consisting of the right to receive a target of xx shares of Teradyne common stock (“Target Performance-Based Shares”), which final number of shares shall be determined by the Committee or Teradyne’s Board of Directors (“Actual Performance-Based Shares”) and based upon achieving certain Performance Criteria over a performance period established by the Committee or Teradyne’s Board of Directors as of the Effective Date (the “Performance Period”). This grant was approved [    ] (the “Effective Date”).

This award is subject to the Performance-Based Restricted Stock Unit Terms for U.S. Recipients attached hereto and the terms of the Teradyne, Inc. 2006 Equity and Cash Compensation Incentive Plan (the “Plan”). The shares covered by this award will be delivered upon attainment of certain Performance Criteria as described in and subject to the vesting conditions of the Performance-Based Restricted Stock Unit Terms for U.S. Recipients.

The Plan prospectus, consisting of a “Participant Information” document that summarizes the Plan and the complete Plan, is available on “In-Site,” Teradyne’s internal Web site:

https://connections.teradyne.com/wikis/home?lang=en-us#!/wiki/W9b0680839aea_4363_99d5_8cc385adc48f/page/Equity%20Compensation%20(Options%20%26%20RSU’s)

Please note that printed versions of the Plan prospectus documents are available to you, at no charge, upon request to the HR Service Center, Teradyne, Inc., 600 Riverpark Drive, North Reading, MA 01864, (978) 370-3041 or hr.service.center@teradyne.com

TERADYNE, INC.

Charles J. Gray
V.P., General Counsel and Secretary

(2021 Performance-based RSU)

Grant #

PERFORMANCE-BASED RESTRICTED STOCK UNIT TERMS FOR U.S. RECIPIENTS

1. Award Grant, Vesting and Transfer

(a) Award Grant. Teradyne, Inc. hereby grants to the recipient an award (this “Award”) of performance-based restricted stock units (the “RSUs”) under the Teradyne, Inc. 2006 Equity and Cash Compensation Incentive Plan (the “Plan”). The RSUs represent the right of the recipient to receive that number of shares of Teradyne common stock set forth in the Notice of Performance-Based Restricted Stock Unit Grant and Terms for U.S. Recipients (the “Notice of Grant”) attached hereto upon satisfaction of the terms set forth in these Performance-Based Restricted Stock Unit Terms for U.S. Recipients (this “Agreement”). This Award is governed by and subject to the terms of the Plan, the Notice of Grant and this Agreement.

Capitalized terms used but not otherwise defined herein will have the meaning set forth in the Notice of Grant or the Plan. In the event of any inconsistencies or differences between the Plan and this Agreement, the Plan shall prevail. The terms governing this Award are intended to comply with all applicable laws and regulations.

(b) Vesting of Award. None of the RSUs subject to this Award will be vested on the Effective Date. The number of RSUs that ultimately may vest and, accordingly, the number of Actual Performance-Based Shares that may be issued to you is uncertain at the time of the grant but is expected to be determined near the three-year anniversary of the grant date, based on the determination by the Committee or Teradyne’s Board of Directors of the Performance Percentage. The “Performance Percentage” is a percentage ranging from 0-200% determined using Performance Criteria approved by the Committee or Teradyne’s Board of Directors for the Award. The Performance Percentage shall be multiplied against the number of Target Performance-Based Shares underlying the RSUs granted to you to derive the number of Actual Performance-Based Shares to be issued upon settlement of the Award. Except as provided in (c) below, this Award shall vest with respect to one hundred percent of the Actual Performance-Based Shares on the later of the third anniversary of the Effective Date or the date the Board determines the number of Actual Performance-Based Shares. The portion of the Award that is not allowed to vest will be forfeited. Subject to the terms of the Plan, the Committee shall have the right to accelerate the date that any portion of this Award becomes vested, including, but not limited to, events such as disability, death or upon the acquisition of control of Teradyne by another entity.

(c) This Award will not vest further after termination of employment or other business relationship except in limited certain circumstances. This Award will not vest after the recipient’s employment or other business relationship with Teradyne or, if different, the recipient’s employer (the “Employer”) or any of the other Subsidiaries of Teradyne ends, regardless of the reason, provided, however, that if the recipient’s employment or other business relationship with Teradyne, the Employer or one the Subsidiaries of Teradyne ends prior to the determination of the Performance Percentage on account of (1) death or (2) retirement or termination, other than for cause, after attaining both at least age sixty, and at least ten years of service, then (a) one hundred percent of the Actual Performance-Based Shares underlying any Award granted at least 365 calendar days prior to the death, retirement or termination without cause shall vest on the date the Performance Percentage is determined by the Committee or the Board of Directors and (b) a pro-rated portion of the Actual Performance-Based Shares underlying any Award granted within 365 calendar days of the death, retirement or termination without cause based on the number of days of employment or other business relationship during the 365 calendar day period from the grant date shall vest on the date the Performance Percentage is determined by the Committee or the Board of Directors. Continued vesting following retirement or termination, other than for cause, is subject to recipient’s continued compliance with any post-employment obligations to Teradyne. If recipient violates any post-employment obligations, Teradyne shall be entitled to discontinue any continued vesting under this paragraph and all equity granted under this Agreement that is unvested as of the date of the violation shall be forfeited.

The recipient’s employment or other business relationship shall be considered as continuing uninterrupted during any bona fide approved leave of absence provided (i) that the period of such leave does not exceed 90 days and is not a personal leave unless the personal leave is based on recipient’s accrued, unused personal paid time-off benefits provided under a program sponsored by Teradyne, the Employer or any other Subsidiary of Teradyne, (ii) the recipient’s right to reemployment is guaranteed by statute following the approved leave of absence, or (iii) the Committee has agreed in writing that Teradyne, the Employer or any other Subsidiary of Teradyne is contractually obligated to continue the recipient’s employment or other business relationship after the approved leave of absence period. Notwithstanding the foregoing leave of absence provision, vesting of this Award shall continue during the period a recipient is determined to be disabled under the Teradyne Short-Term Disability program and Long-Term Disability Plan, provided that such vesting shall cease upon the earlier to occur of the recipient’s (A) termination of employment from Teradyne, the Employer or any other Subsidiary of Teradyne and (B) the last day of the twenty-four (24) month period beginning on the date on which Long-Term Disability benefits commenced.

(d) No rights as stockholder; Issuance. The recipient shall not have any rights as a stockholder in, to or with respect to any shares which may be covered by this Award (including but not limited to the right to vote or to receive dividends) until this Award is settled by issuance of shares to the recipient. All shares issued in respect of this Award will be transferred or issued to the recipient (or his or her estate, in the event of his or her death) as soon as is practicable after the date the Actual Performance-Based Shares vest but, in any event, within 60 days of the end of the Performance Period. Teradyne will not be required to transfer or issue any shares upon vesting of the Actual Performance-Based Shares until arrangements satisfactory to it have been made by the recipient to address any Tax-Related Items (as defined in Section 4 below) which might arise by reason of the vesting of the Actual Performance-Based Shares and/or transfer or issuance of shares.

(e) This Award may not be assigned or transferred. Other than as provided in Section 11(a) of the Plan, this Award is not assignable or transferable (except by will or the laws of descent and distribution).

2. Capital Changes and Business Succession. Section 3(c) of the Plan contains provisions for adjusting (or substituting) the number and class of securities, vesting schedule, and other terms of outstanding stock-based awards granted under the Plan if a recapitalization, stock split, merger, or other specified event occurs, and the Committee determines that an adjustment (or substitution) is appropriate. In that event, the recipient of this Award will be notified of the adjustment (or substitution), if any, to this Award.

3. Employment or Business Relationship. This Award and the recipient’s participation in the Plan shall not create any right of continued employment or business relationship or be interpreted as forming or amending an employment contract or business relationship with Teradyne or its Subsidiaries, and does not affect the right of the recipient, Teradyne or the Employer to terminate the recipient’s employment or a business relationship at any time.

4. Tax Obligations.

(a) Responsibility for Taxes. The recipient acknowledges that, regardless of any action taken by Teradyne or the Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the recipient’s participation in the Plan and legally applicable to the recipient (“Tax-Related Items”), is and remains the recipient’s responsibility and may exceed the amount actually withheld by Teradyne or the Employer. The recipient further acknowledges that Teradyne and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Award, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of shares acquired pursuant to such settlement and the receipt of any dividends or other distributions, and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Award to reduce or eliminate the recipient’s liability for Tax-Related Items or achieve any particular tax result. Further, if the recipient is subject to Tax-Related Items in more than one jurisdiction, the recipient acknowledges that Teradyne and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Tax Withholding. Prior to any relevant taxable or tax withholding event, as applicable, the recipient agrees to make adequate arrangements satisfactory to Teradyne and/or the Employer to satisfy all Tax-Related Items. The recipient authorizes Teradyne and/or the Employer, or their respective agents, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by withholding in shares to be issued upon settlement of the RSUs; provided, however, that the number of shares withheld will be determined using rates that do not exceed the maximum statutory tax rates for the jurisdiction(s) applicable to the recipient. For tax purposes, the recipient is deemed to have been issued the full number of shares subject to the vested RSUs, notwithstanding that a number of the shares are held back solely for the purpose of paying the Tax-Related Items. Alternatively, a recipient may elect to satisfy his or her obligations for Tax-Related Items by delivery of cash or check to Teradyne or the Employer. In the event that withholding in shares is problematic under applicable tax or securities law or has materially adverse accounting consequences and the recipient does not satisfy his or her obligations for Tax-Related Items by delivery of cash or check, the recipient (1) authorizes and directs Teradyne and any brokerage firm determined acceptable to Teradyne to sell on the recipient’s behalf a whole number of shares from those shares issuable to the recipient as Teradyne determines to be appropriate to generate cash proceeds sufficient to satisfy any applicable withholding obligation for Tax-Related Items; (2) authorizes Teradyne or the Employer to withhold the Tax-Related Items from the recipient’s wages or other compensation; and (3) agrees, upon request from Teradyne or the Employer, to make a cash payment in an amount equal to the withholding obligations for any Tax-Related Items. Teradyne may refuse to issue or deliver the shares or the proceeds of the sale of shares if the recipient fails to comply with his or her obligations in connection with the Tax-Related Items.

5. Compliance with Laws. Shares to be issued under this Award are currently registered under the United States Securities Act of 1933, as amended. If such registration is not in effect at the time of vesting, the recipient will be required to represent to Teradyne that he or she is acquiring such shares as an investment and not with a view to the sale of those shares. Notwithstanding any other provision of the Plan or the Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of common stock, Teradyne shall not be required to deliver any shares of common stock issuable upon settlement of the RSUs prior to the completion of any registration or qualification of the shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the United States Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval Teradyne shall, in its absolute discretion, deem necessary or advisable. The recipient understands that Teradyne is under no obligation to register or qualify the shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares. Further, the recipient agrees that Teradyne shall have unilateral authority to amend the Plan and the Agreement without the recipient’s consent to the extent necessary to comply with securities or other laws applicable to issuance of shares.

6. Code Section 409A. Teradyne intends that this Award will either comply with or be exempt from Section 409A of the Code and the regulations and guidance promulgated thereunder and, accordingly, to the maximum extent permitted, any ambiguities herein will be interpreted to be exempt from Section 409A of the Code or in compliance therewith, as applicable. To the extent that Teradyne determines that the Award is subject to Section 409A of the Code, but does not conform with Section 409A of the Code, Teradyne reserves the right, to the extent Teradyne deems necessary or advisable in its sole discretion, to amend or modify the terms of this Award (or the Plan) or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take other actions, including any amendments or actions that would result in a reduction to the benefit payable under this Award, in each case, without the consent of the recipient of the Award, as may be necessary to ensure that all vesting or settlement provided under this Award are made in a manner that complies with Section 409A of the Code or to mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A of the Code; provided, however, that nothing in this Section 6 creates an obligation on the part of Teradyne to modify the terms of this Award or the Plan. In that light, Teradyne makes no representation that the terms of this Award will comply with Section 409A of the Code or that the settlement of this Award will not be subject to taxes, interest and penalties or other adverse tax consequences under Section 409A of the Code. In no event whatsoever shall Teradyne or any of its affiliates be liable to the recipient of this Award or any other party for any additional tax, interest, penalties or other liability that may be imposed on the recipient of this Award by Section 409A of the Code or for any action taken by Teradyne with respect thereto.

7. Governing Law and Venue. The Award and the provisions of this Agreement are governed by, and subject to, the laws of the Commonwealth of Massachusetts, without regard to the conflict of law provisions, as provided in the Plan. For purposes of litigating any dispute that arises under this Award or this Agreement, the parties hereby submit to and consent to the jurisdiction of the Commonwealth of Massachusetts, agree that such litigation shall be conducted in the courts of Middlesex County, or the federal courts for the United States for the District of Massachusetts, where this grant is made and/or to be performed.

8. Electronic Delivery and Acceptance. Teradyne may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The recipient hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by Teradyne or a third party designated by Teradyne.

9. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

10. Imposition of Other Requirements. Teradyne reserves the right to impose other requirements on the recipient’s participation in the Plan, on the RSUs and on any shares of common stock acquired under the Plan, to the extent Teradyne determines it is necessary or advisable for legal or administrative reasons, and to require the recipient to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

11. Waiver. The recipient acknowledges that a waiver by Teradyne of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the recipient or any other recipient.

12. No Advice Regarding Grant. Teradyne is not providing any tax, legal or financial advice, nor is Teradyne making any recommendations regarding the recipient’s participation in the Plan, or the recipient’s acquisition or sale of the underlying shares of common stock. The recipient is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

13. Insider Trading Restrictions/Market Abuse Laws. The recipient acknowledges that, depending on the recipient’s or his or her broker’s country of residence or where the shares of common stock are listed, the recipient may be subject to insider trading restrictions and/or market abuse laws which may affect the recipient’s ability to accept, acquire, sell or otherwise dispose of shares of common stock, rights to shares of common stock (e.g., RSUs) or rights linked to the value of shares of common stock under the Plan during such times the recipient is considered to have “inside information” regarding Teradyne (as defined by the laws or regulations in the recipient’s country). The recipient is responsible for ensuring compliance with any restrictions and should consult his or her personal legal advisor on this matter.

14. Recoupment. The recipient agrees that the RSUs and any financial gain realized by the recipient through settlement of the RSUs or sale of any shares of common stock acquired shall be subject to forfeiture and/or repayment to the Company to the extent required to comply with any applicable laws or the rules and regulations of the securities exchange or inter-dealer quotation system on which the shares of common stock are listed or quoted, including, without limitation, pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.